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                                  EXHIBIT 99.1


                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                   DEBT AND PREFERRED STOCK SECURITIES RATINGS


                                                  STANDARD         MOODY'S
                                                  & POOR'S       INVESTORS           FITCH           THOMAS
                                               CORPORATION         SERVICE            INC.        BANKWATCH
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At September 30, 2000
------------------------------------------------------------------------------------------------------------
Household International, Inc.
     Senior debt                                         A              A3               A                A
     Commercial paper                                  A-1             P-2             F-1            TBW-1
     Preferred stock                                  BBB+            baal              A-             BBB+

Household Finance Corporation
     Senior debt                                         A              A2              A+               A+
     Senior subordinated debt                           A-              A3               A                A
     Commercial paper                                  A-1             P-1             F-1            TBW-1

Household Bank, f.s.b.
     Senior debt                                         A              A2               A               NR
     Subordinated debt                                  A-              A3              A-                A
     Certificates of deposit
        (long/short-term)                            A/A-1          A2/P-1           A/F-1            TBW-1
     Thrift notes                                      A-1             P-1             F-1            TBW-1
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



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